Exhibit 10.9.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THE WORD “[REDACTED]”.

FOURTH AMENDMENT TO CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY AND SERVICES AGREEMENT

THIS FOURTH AMENDMENT TO CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY AND SERVICES AGREEMENT made and entered into as of August 2, 2012, by and among Statoil Marketing & Trading (US) Inc., a Delaware corporation (“Seller”), Paulsboro Refining Company LLC, a Delaware limited liability company (“Buyer”) and PBF Holding Company LLC (“Buyer’s Parent”), which is also a guarantor of Buyer’s obligations under the Original Agreement (as defined below) and hereby agrees to the direct obligations applicable to Buyer’s Parent as set forth in this Amendment and the attachments hereto, amends that certain Crude Oil/Feedstock Supply/Delivery and Services Agreement between Seller and Buyer (as assignee from PBF Holding Company LLC) dated December 16, 2010 (including all previous amendments, the “Original Agreement:”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to modify the terms of the Original Agreement pursuant to the terms hereof (defined terms not defined herein are defined in the Original Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Appendices. Appendix 13 is hereby amended by replacing the entirety of Appendix 13 with the Appendix 13 attached hereto, and incorporated herein by reference, as Exhibit A.

2. Joint Obligations and Cooperation. Buyer’s Parent and Buyer undertake various responsibilities in Appendix 13 and in other documents with regard to the Saudi Contract (as defined in Appendix 13) and the transactions related thereto. Regardless of whether any specific obligation is specified as being applicable to Buyer or to Buyer’s Parent, both Buyer and Buyer's Parent shall be jointly and severally liable for such obligations and shall pledge and grant security interests as their respective rights, title and interests may appear. Buyer and Buyer’s Parent also agree to cooperate and take all appropriate actions under or with respect to the Saudi Contract to enable and facilitate Buyer’s and Buyer’s Parent’s performance of their obligations with respect to the Saudi Contract, the New Saudi Contract, the Saudi Cargoes and the Original Agreement. Furthermore, Buyer and Buyer’s Parent jointly and severally agree to indemnify, defend and hold harmless Seller for any losses, damages, liabilities or claims arising out of (i) the performance of any obligations after November 1, 2012 as Buyer’s Assignee under the New Saudi Contract, and (ii) Seller not having membership in CRISTAL and TOVALOP as set forth in the New Saudi Contract.

3. No Other Modification. Except as specifically set forth above, the Original Agreement shall remain in full force and effect in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:	/s/ Ragnar Bulie
Name:	Ragnar Bulie
Title:	Vice President

PAULSBORO REFINING COMPANY LLC

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Secretary

PBF HOLDING COMPANY LLC

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Secretary

[Signature Page to Fourth Amendment to Crude Oil/Feedstock Supply/Delivery and Services Agreement]

Exhibit A to Fourth Amendment

APPENDIX 13 – SAUDI CONTRACT ARRANGEMENTS

On or about the date of the execution of that certain First Amendment to this Agreement, PBF Holding Company LLC, the 100% owner of Buyer (“Buyer’s Parent”), entered into a contract (the “Original Saudi Contract”), with Saudi Arabian providing for the supply of Arab [REDACTED] Crude (Type C) from Saudi Arabian to Buyer’s Parent, with Seller executing the Saudi Contract as “BUYER’S ASSIGNEE” for the limited purposes set forth therein. In conjunction with the Fourth Amendment to this Agreement, Buyer’s Parent is entering into a Crude Oil Sales Agreement including Form II entitled “Shipt-to-Ship (STS) Crude Oile Sales Agreement [REDACTED] ISPS Code Terms and Conditions” and Form L entitled _(02/18/08) Crude Oil Proforma Letter of Credit and Confirmation” substantially in the form of Attachment I to this Appendix 13 (the “New Saudi Agreement”), with Saudi Arabian providing for the purchase of Arabian [REDACTED] crude oil, with Seller named in the Crude Oil Sales Agreement shown in Attachment I as “BUYER’S ASSIGNEE” for the limited purposes and for the limited time (through November 1, 2012 only) set forth therein. Furthermore, Buyer’s Parent anticipates potentially entering into future agreements with Saudi Arabian as set forth in the Third Amendment to this Agreement and the terms of the Third Amendment are hereby reaffirmed by the Parties for the purposes set forth therein for any future spot purchases. Notwithstanding anything to the contrary in this Agreement, Seller shall provide all Shipping Services (with a $[REDACTED] per Barrel service fee) and insurance at $[REDACTED] per Barrel with respect to all volumes of Oil purchased by Buyer from Saudi Arabian under the New Saudi Agreement (each such volume, a “New Saudi Cargo”) through November 1, 2012. Shipping Services for each New Saudi Cargo (which shall be calculated and paid for by Buyer in the same manner as for the Cargoes being sold by Seller under the Agreement) shall be set using the “[REDACTED]” unless otherwise agreed upon by the Parties. Any Cargoes in transit as of the date of the Fourth Amendment shall continue to be handled under the previous Appendix 13 until purchased by Buyer.

For purposes of the New Saudi Agreement, Buyer’s Parent shall sell and transfer title to each Saudi Cargo to Seller on the date that is the earlier of (i) the respective Saudi Cargo docking at Buyer’s Refinery, or (ii) one day prior to the invoice due date (anticipated to be nine days after Bill of lading date) (also herein referred to as the “New Saudi Title Transfer Date”), at the same price Buyer’s Parent purchases such New Saudi Cargo from Saudi Arabian under the New Saudi Agreement; provided that Seller and Buyer’s Parent may mutually agree on any other separate delivery point or transshipment point, including Buyer’s Affiliates’ facility at Delaware City, Delaware. If the New Saudi Title Transfer Date falls on a non-Business Day, then Seller shall make payment and Buyer’s Parent shall sell and transfer title to Seller for any such applicable New Saudi Cargo on the last Business Day prior to the New Saudi Title Transfer Date. Buyer’s Parent shall deliver to Seller on the Business Day after the New Saudi Title Transfer Date the original Bill of Lading corresponding to such New Saudi Cargo with appropriate endorsements to Seller together with such other acceptable documentation as may be requested by Seller with respect to each such sale. Seller may purchase futures contracts on the New Saudi Cargoes in connection with the Oil pricing terms set forth in the New Saudi Agreement, in the same manner as for other Cargoes owned by Seller pursuant to Clause 9 and the other provisions of the Agreement, and the pricing for the subsequent resale of such Cargo by Seller to Buyer upon Delivery from Seller to Buyer shall be based on such futures contract pricing.

Appendix 13

Upon receipt of each invoice from Saudi Arabian under the New Saudi Agreement, Buyer’s Parent shall immediately deliver an exact copy of such invoice to Seller. Buyer’s Parent and Seller shall use reasonable efforts to arrange with Saudi Arabian to permit direct payment by Seller to Saudi Arabian of Buyer’s obligations for each New Saudi Cargo (in lieu of Seller paying Buyer’s Parent and Buyer’s Parent remitting the same amount to Saudi Arabian), but this arrangement does not and shall not create any direct obligation of Seller to Saudi Arabian. If Buyer’s Parent and Seller are unable to arrange for direct payment from Seller to Saudi Arabian, Seller shall pay all amounts due Buyer’s Parent with respect to New Saudi Cargoes into a controlled account, pursuant to which Seller shall be party to an account agreement (the “New Account Agreement”). The Parties agree that the arrangements described in this Appendix 13 may be amended further for future Saudi Cargoes.

Payment for each New Saudi Cargo shall be due from Seller to Buyer’s Parent one Business Day after delivery of good title to such Oil from Buyer’s Parent on the New Saudi Title Transfer Date, free and clear of all Liens, except for any lien held by the bank that is party to the Account Agreement. Such New Saudi Cargo shall be included in the calculation of OIFIC and the TVM Payment pursuant to Clause 19(g) of the Agreement when payment becomes due from Seller to Buyer’s Parent pursuant to this Appendix 13.

To the extent there are any adjustments to the price of any New Saudi Cargo under the New Saudi Agreement after payment becomes due from Seller to Buyer’s Parent hereunder (including any adjustment relating to a provisional invoice delivered by Saudi Arabian to Buyer’s Parent under the New Saudi Agreement): (a) if the adjustment results in Saudi Arabian making a payment to Buyer’s Parent and Seller has title to all or any portion of such New Saudi Cargo (because such Oil has not yet been Delivered by Seller to Buyer), Buyer’s Parent shall immediately remit the portion of such funds allocable to the portion of the New Saudi Cargo (up to 100%) owned by Seller upon receipt from Saudi Arabian, and the amount shall result in an adjustment to the price basis for such Oil; and (b) if the adjustment results in Buyer’s Parent making an additional payment to Saudi Arabian, (i) if Seller has title to all or any portion of such New Saudi Cargo (because such Oil has not yet been Delivered by Seller to Buyer), Seller shall pay the portion of such funds allocable to the portion of the New Saudi Cargo (up to 100%) owned by Seller either directly to Saudi Arabian or into the controlled Buyer’s Parent account (in the same manner as described above for the initial payment), and the amount shall result in an adjustment to the price basis for such Oil, or (ii) if the adjustment relates to a New Saudi Cargo which has been Delivered in its entirety by Seller to Buyer, such adjustment shall be solely for the account of Buyer’s Parent.

Buyer and Buyer’s Parent shall be fully liable for all obligations, and Seller shall have no obligation to Buyer or Buyer’s Parent except as specifically set forth herein, with respect to (i) any payment owing from Buyer’s Parent to Saudi Arabian (ii) any breach by Buyer’s Parent of the New Saudi Agreement, (iii) any termination of the New Saudi Agreement other than a termination resulting from Seller’s failure to perform its obligations under the New Saudi Agreement as “Buyer’s Assignee,” or (iv) any failure or refusal of Saudi Arabian to provide Oil to Buyer’s Parent, Buyer or Seller. Clause 40(c) of the Agreement expressly applies to this Appendix 13, and Saudi Arabian shall in no way be deemed a third party beneficiary of this Agreement, including this Appendix 13.

Appendix 13

As security for the prompt and complete payment and performance in full of all obligations of Buyer’s Parent and Buyer to Seller hereunder (including any hedges and other obligations Buyer directs and Seller undertakes in reliance on Buyer’s Parent and Buyer’s obligations to sell the New Saudi Cargoes to Seller and to later repurchase such New Saudi Cargoes in accordance with the terms of the Agreement), Buyer’s Parent and Buyer hereby grant to Seller a security interest in all of its right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising and wherever located:

(i) All New Saudi Cargoes; and

(ii) All proceeds, insurance claims and proceeds, products, accessions, additions, substitutions, replacements, rents and profits of or in respect of any or all of the foregoing.

In connection with the foregoing, Buyer’s Parent and Buyer authorize Seller to file such financing statements pursuant to the UCC as Seller deems necessary to perfect the foregoing interest. Neither Buyer’s Parent nor Buyer shall grant or permit any other security interest in any of the foregoing collateral, except that, subject to the execution of an intercreditor agreement in form and substance satisfactory to Seller, Buyer’s Parent may grant a senior security interest in such collateral to Buyer’s Parent’s third party letter of credit provider to secure Buyer’s Parent’s obligations with respect to letters of credit required to be posted by Buyer’s Parent to Saudi Arabian under the New Saudi Agreement.

Neither Buyer’s Parent nor Buyer shall take any action that would cause Seller to incur an indemnity obligation pursuant to the New Saudi Agreement. If Seller under the New Saudi Agreement is required to defend, indemnify or hold harmless Saudi Arabian or any other party or otherwise becomes liable under the New Saudi Agreement as a result of the actions or inactions of Buyer’s Parent or its affiliates, Buyer’s Parent and Buyer shall defend, indemnify and hold harmless Seller for all obligations incurred by Seller thereby.

Appendix 13

ATTACHMENT I TO APPENDIX 13

FORM OF NEW SAUDI AGREEMENT

[attached]

AAttachment I to Appendix 13

TRIPLICATE ORIGINAL

CRUDE OIL SALES AGREEMENT

This is to confirm the Agreement among:

1.	Parties:

SELLER	-	SAUDI ARABIAN OIL COMPANY, A COMPANY WITH LIMITED LIABILITY ORGANIZED UNDER THE LAWS OF THE KINGDOM OF SAUDI ARABIA;

BUYER	-	PBF HOLDING COMPANY LLC, A LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF DELAWARE; and

BUYER’s ASSIGNEE	-	STATOIL MARKETING & TRADING (US) INC., A COMPANY INCORPORATED UNDER THE LAWS OF DELAWARE

RECITALS

WHEREAS, SELLER desires to sell and deliver, or cause SELLER’s Supplier, to deliver to BUYER, and BUYER desires to purchase from SELLER and accept delivery from SELLER, or from SELLER’s Supplier, a certain quantity of Arabian crude oil of the specification set forth hereinafter;

WHEREAS, BUYER desires to assign BUYER’s ASSIGNEE to take delivery of and receive the sold crude oil hereunder and to perform all of BUYER’s crude oil lifting obligations as set forth herein on behalf of BUYER; and

WHEREAS, SELLER consents to the said assignment subject to the terms and conditions listed herein.

NOW THEREFORE, the parties hereby agree as follows:

2.	Term of Agreement:

This Agreement shall be effective as of August 1st, 2012 and shall continue in effect through and including July 31st, 2013 with automatic one-year extensions thereafter unless terminated at the option of either party, other than for cause or in accordance with Paragraph 4.2 below, upon at least sixty (60) days written notice prior to the expiration of the original term or, if applicable, any subsequent anniversary date.

TRIPLICATE ORIGINAL

3.	Grade, Quantity and Quality:

3.1	Subject to availability and the production policies determined by the Government of the Kingdom of Saudi Arabia, SELLER shall sell and deliver, or cause SELLER’s Supplier to deliver, to BUYER and BUYER shall buy and lift or receive, or cause BUYER’s ASSIGNEE to lift or receive, from SELLER a total of [REDACTED] barrels per day of Arabian [REDACTED] crude oil, minus up to ten percent (-10%) at BUYER’s or SELLER’s option, or plus up to ten percent (+10%) if BUYER so requests and SELLER agrees. Additional volumes of crude oil of similar or different grades may be delivered under this Agreement as the parties may from time to time agree.

3.2	The availability of each grade of crude oil specified in Paragraph 3.1 will be advised by SELLER from time to time in accordance with the production policies of the Government of the Kingdom of Saudi Arabia. Subject to availability, and unless otherwise mutually agreed, the quantities of each grade of crude oil to be lifted or received and purchased by BUYER during the term of this Agreement shall be spread over the term of this Agreement as evenly as practicable.

Deliveries during BUYER’s planned refinery maintenance or turnaround shall be reduced to such quantities as the parties may mutually agree. In such case, after the period of refinery maintenance and turnaround, deliveries shall be increased from time to time as the parties may mutually agree, so that BUYER fulfills its obligation to lift or receive and buy the full contractual volume by the end of each annual period during the Agreement beginning with the effective date.

3.3	Notwithstanding anything to the contrary contained elsewhere in this Agreement and without prejudice to any other rights or remedies available to SELLER hereunder, if at any time BUYER or BUYER’s ASSIGNEE, for any reason other than force majeure (as defined in Paragraph 13.6) or a reason attributable to SELLER, fail to lift or receive and purchase quantities of crude oil in accordance with this Paragraph 3, SELLER may at one time or from time to time thereafter, at its sole discretion, and upon notice to BUYER, reduce any or all quantities and grades of crude oil which BUYER would have otherwise been entitled to lift and buy.

3.4	The quality of each grade of crude oil delivered hereunder shall be the usual quality of that grade being made available by SELLER at the time of loading of the crude oil at the SELLER’s loading port in Saudi Arabia. SELLER warrants that it has good and marketable title to the crude oil, free and clear of all charges, liens and encumbrances but THERE ARE NO GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR SUITABILITY OF THE CRUDE OIL, FOR ANY PARTICULAR PURPOSE OR OTHERWISE, WHICH EXTEND BEYOND THE DESCRIPTION OF THE CRUDE OIL AND ANY SPECIFICATIONS THEREFOR CONTAINED IN THIS AGREEMENT.

TRIPLICATE ORIGINAL

4.	Price:

4.1	The price per barrel of each grade of crude oil to be sold [REDACTED] hereunder shall be the [REDACTED], as calculated below, plus or minus [REDACTED]. The [REDACTED] price shall be calculated as the arithmetic average of the [REDACTED], for all the quotation days during the scheduled month of delivery.

4.2	On or before the fifth (5th) day of each month, SELLER shall notify BUYER of the price differential per barrel of each grade of crude oil to be sold under this Agreement during the following month (the “Scheduled Month of Delivery”). Within five (5) calendar days after receipt of SELLER’s notification as set forth in the preceding sentence, BUYER may elect to terminate this Agreement by delivering written notice thereof to SELLER. Unless BUYER elects to terminate this Agreement in accordance with the immediately preceding sentence, the price differential notified by SELLER shall apply. Termination by BUYER in accordance with this Paragraph 4.2 shall be effective as of the first day of the month following SELLER’s receipt of BUYER’s notice; provided, however, that termination under this or any other provision of this Agreement shall not affect the parties’ rights and obligations with respect to deliveries of crude oil under this Agreement which were made prior to the effective date of termination; and further provided that in the event of termination hereunder or expiration of the Agreement, this Agreement shall remain in effect with respect to all cargoes of crude oil for which delivery has been confirmed pursuant to Paragraph 6 herein. The differential applicable to such cargoes shall be the differential that was in effect during the month prior to termination.

4.3	Should completion of physical loading of the vessel nominated by BUYER or BUYER’s ASSIGNEE occur before or after the Scheduled Month of Delivery, the price of such cargo, unless otherwise mutually agreed, shall be calculated using the differential that would apply if completion of physical loading of the said vessel has occurred in the Scheduled Month of Delivery.

5.	Payment:

5.1	Payment for each parcel of crude oil sold shall be made in the full amount of SELLER’s telexed invoice without discounts or deductions by BUYER to SELLER via electronic transfer in immediately available funds in U.S. Dollars to SELLER’s account as follows:

JPMorgan Chase, New York [REDACTED]

under direct [REDACTED] advice to

JPMorgan Chase, London [REDACTED]

for the account of JPMorgan Chase, London [REDACTED]

Account no. [REDACTED] for further credit to

The Saudi Arabian Oil Company (Saudi Aramco)

Account no. [REDACTED]

TRIPLICATE ORIGINAL

BUYER shall pay SELLER in the full amount of SELLER’s invoice not later than the tenth (10th) day after the crude oil has been completely discharged from SELLER’s vessel into BUYER’s lightering vessel, excluding completion of discharge date, on presentation of SELLER’s telexed or facsimile invoice, based on the independent inspector’s report(s) rendered in accordance with Paragraph 7 and an original Bill of Lading or SELLER’s letter of indemnity in a form acceptable to BUYER if an original Bill of Lading is unavailable.

If any payment hereunder falls due on a Saturday or a New York banking holiday other than a Monday, payment shall be effected on the preceding bank business day. If the payment falls due on a Sunday or Monday New York banking holiday, then payment shall be effected on the next bank business day.

5.2	All invoices for crude oil sold under this Agreement shall be sent to BUYER by telex, facsimile, courier or mail (at SELLER’s discretion) in accordance with the following:

John E. Luke

Treasurer

FAX: 973-455-7560

Tel: 973-455-7518

Email: john.luke@pbfenergy.com

With Duplicate Copy To:

John Barone

Corporate Controller

FAX: 973-455-7560

Tel: 973-455-7517

Email: john.barone@pbfenergy.com

5.3	If it is impossible or impracticable for SELLER to calculate the price for any parcel of crude oil sold hereunder prior to issuance of an invoice therefor, SELLER shall send to BUYER a provisional invoice and BUYER shall pay said invoice in accordance with Paragraph 5.1. SELLER’s provisional invoice shall be based upon (i) SELLER’s best estimate of the price(s) as provided in Paragraph 4 with reference to the reference crude(s) and differential(s) applicable to such parcel and (ii) SELLER’s best estimate of the quantity of crude oil delivered, if SELLER has not received inspection report(s) by independent inspector(s) in accordance with Paragraph 7.

5.4

As soon as the total amount due for any parcel is determined with reference to price(s) determined under Paragraph 4 and quantity of crude oil delivered as shown in the inspection report(s) received by SELLER, SELLER shall issue an invoice, which shall set forth adjustments for parcels provisionally invoiced, the settlement date of which shall be the fifth (5th) day after the day of issuance

TRIPLICATE ORIGINAL

thereof or the date payment is due pursuant to Paragraph 5.1, whichever is later. Said invoice shall be paid on or before the settlement date by BUYER/SELLER, as appropriate. Said invoice shall include any applicable adjustment(s) due to BUYER or SELLER, the difference between the provisional price and the final price, and a further amount equal to such difference (i) multiplied by the rate set forth in Paragraph 5.5, (ii) multiplied by the number of days between the date of provisional payment and the settlement date, (iii) divided by 360 days.

5.5	Any amount not paid by either party when due shall bear interest from the date upon which payment was due through the date of payment at a rate equal to the one (1) month British Bankers Assoc., London interbank offered rate (L.I.B.O.R.) for U.S. Dollar deposits as shown on Reuters screen, reference page ‘LIBOR01’ fixed at 11:00 a.m., London time, on the first banking day of the month in which payment was due plus one percent (1%). Interest at the rate set forth above, determined on the first banking day of the month in which BUYER’s payment is due, shall also be payable by the party who owes any adjustment pursuant to Paragraph 5.4, on the amount of such adjustment, from the date on which BUYER’s payment is due through the date such adjustment is paid. All payments of interest by either party under this Agreement shall be made in the full amount due, free of any withholding tax imposed by any government.

5.6	Any payments by SELLER to BUYER shall be made by electronic transfer in immediately available funds in U.S. Dollars to BUYER’s account as follows:

Wells Fargo Bank

1700 Lincoln Street, Suite 600

Denver, CO 80203

United States

ABA # [REDACTED]

For further credit to the account of:

PBF Holdings Company LLC

Account # [REDACTED]

Contact: [REDACTED]

Tel: [REDACTED]

5.7	For crude oil to be delivered and sold under this Agreement, BUYER shall establish and deliver to SELLER at least ten (10) days prior to the first day of the Accepted Date Range determined in accordance with Paragraphs 6.2 and 6.3, an irrevocable standby Letter of Credit issued or confirmed by a bank acceptable to SELLER in accordance with the attached Form L (02/18/08). All bank charges incurred in connection with the establishment of letters of credit, including without limitation, opening, amendment and correspondent charges, confirmation and all related banking fees, commissions or expenses shall be for BUYER’s account. In addition, BUYER shall bear all costs or demurrage or any other fees or charges arising from BUYER’s failure to provide a Letter of Credit or confirmation thereof acceptable to SELLER by the date specified. BUYER’s provision of a Letter of Credit is an express condition precedent to SELLER’s obligation to deliver and sell crude oil under this Agreement.

TRIPLICATE ORIGINAL

6.	Delivery:

6.1	Subject to agreement of the parties and to the procedures set forth herein, delivery of each cargo shall be made [REDACTED].

6.2	No later than eighty-seven (87) days prior to the first day of the month in which BUYER desires delivery of a shipment of crude oil (the “Scheduled Month of Delivery”), BUYER shall advise SELLER in writing of (i) the approximate volume(s) of the crude oil it desires; (ii) a general geographical area within which BUYER requests delivery such as off-Galveston, off-Sabine Pass or off-South West Point (“Delivery Location”); and (iii) its proposed five (5) day delivery date range within which the vessel making the [REDACTED] delivery is to arrive at the Delivery Location. No later than twenty five (25) days after receipt of the foregoing advice from BUYER, the SELLER shall either:

6.2.1	confirm in writing to BUYER that it will deliver as requested the shipment of crude oil (minus up to ten percent (10%) at BUYER’s or SELLER’s option, or plus ten percent (10%) if BUYER so requests and SELLER agrees, of requested volume(s)) within the proposed delivery date range and, if applicable, at the requested Delivery Location; or,

6.2.2	propose in writing to BUYER alternative volume(s) (if difference exceeds ten percent (10%) of the requested volume(s)), Delivery Location(s) and/or delivery date range(s).

6.3	If SELLER confirms the delivery of a shipment of crude oil in accordance with subparagraph 6.2.1 above, then BUYER shall be obligated to accept and pay for the shipment so confirmed. If SELLER makes an alternative proposal to BUYER in accordance with subparagraph 6.2.2 above, BUYER shall confirm its acceptance or rejection of said proposal in writing within five (5) working days of its receipt, and if BUYER confirms its acceptance of said proposal, then BUYER shall be obligated to accept and pay for the shipment so confirmed. BUYER’s failure to confirm its acceptance or rejection of SELLER’s alternative proposal within five (5) working days of its receipt shall constitute an acceptance thereof. In the event SELLER confirms delivery of a shipment of crude oil in accordance with subparagraph 6.2.1 above or BUYER accepts SELLER’s alternative proposal in accordance with subparagraph 6.2.2, the delivery date range established thereby shall constitute the “Accepted Date Range”. The Accepted Date Range may be revised from time to time by mutual agreement of the parties.

6.4	SELLER, at its discretion, may cause Bolanter Corporation N.V. or such other third party affiliated with SELLER as SELLER shall designate in writing to perform SELLER’s obligation to deliver crude oil under this Paragraph 6 (“SELLER’s Affiliate”), provided SELLER’s so doing shall not relieve SELLER of any of its obligations or warranties hereunder including specifically SELLER’s obligation to supply documents, including letters of indemnity, hereunder.

TRIPLICATE ORIGINAL

6.5	In the event the parties confirm an [REDACTED] delivery in accordance with this Paragraph 6, delivery shall be made within the Accepted Date Range, [REDACTED] (as defined in INCOTERMS 2010) ULCC or VLCC vessel arranged by SELLER at its expense outside U.S. territorial waters at one or more specific lightering areas allowed for the particular type and age of the vessel, within the agreed Delivery Location, for discharge into vessels to be arranged by BUYER at its expense. Delivery shall be outside U.S. customs, and BUYER shall bear all expenses and charges of customs duties and clearance, and all other duties and taxes payable as a result of importing and/or discharging of the crude oil from BUYER’S or BUYER’s ASSIGNEE’s vessel.

6.6	Not later than fourteen (14) days prior to the first day of the Accepted Date Range, or as otherwise agreed, SELLER shall give BUYER written notice sent by airmail postage prepaid, or by telegraph, telex, facsimile, or cable, or by telephone and subsequently confirmed in writing, of the two (2) day range during which SELLER’s vessel will arrive and be ready to discharge BUYER’s cargo, which range must be within the aforesaid Accepted Date Range. If SELLER fails to timely notify BUYER of the two (2) day range in accordance with this Paragraph, then said two (2) day range shall be deemed to be the fourth and fifth days of the Accepted Date Range.

6.7	SELLER shall arrange for its vessel to report to the BUYER or BUYER’S ASSIGNEE or BUYER’s agent(s) at least seven (7) days, seventy-two (72) hours and again forty-eight (48) hours before arrival, stating the expected date and hour of arrival. Similar notices shall be given twenty-four (24) hours in advance of the estimated time of arrival and thereafter for any change over one hour. Notices required under this section shall not alter the scheduled two (2) day range of discharge established pursuant to Paragraph 6.6.

6.8	It shall be SELLER’s obligation to ensure that SELLER’s vessel complies with all applicable laws, rules and regulations regarding vessel’s condition, entry into the U.S. Exclusive Economic Zone and discharge operations (including pollution avoidance) in force at the time. The vessel nominated shall, at SELLER’s expense, comply with, as may be applicable, (i) United States Coast Guard regulations, (ii) U.S. Federal Water Pollution Control Act of 1984, as amended, (iii) Port and Tanker Safety Act of 1978, (iv) the Oil Pollution Act of 1990, and (v) all other applicable United States laws and regulations. SELLER warrants that its vessel has all required applicable certificates of financial responsibility. If SELLER’s vessel does not conform to said laws, rules and regulations, BUYER may refuse to discharge from the vessel until the required conditions are met, and any resulting delays or expenses shall be for SELLER’s account.

6.9

SELLER’s vessel shall be enrolled in an international Protection and Indemnity Association (“P & I”) and SELLER shall insure that the owner of SELLER’s vessel is a member of the International Tanker Owners Pollution Federation Limited (“ITOPF”) and shall maintain the necessary Civil Liability Convention

TRIPLICATE ORIGINAL

(“CLC”) certificates. Both BUYER, BUYER’s ASSIGNEE and SELLER warrant that they are each Members (as defined therein) to the Contract Regarding a Supplement to Tanker Liability for Oil Pollution (“CRISTAL”). Additionally, SELLER’s vessel shall be enrolled in the Tanker Owners Voluntary Agreement concerning Liability for Oil Pollution (“TOVALOP”), or any successor thereto, or have equivalent oil pollution insurance coverage, at SELLER’s expense.

6.10	The lightering operations shall be carried out in accordance with “ICS/OCIMF Ship-to-Ship Transfer Guidelines for Petroleum”.

7.	Independent Inspection and Measurement

7.1	In connection with deliveries into lightering vessels provided by BUYER or BUYER’s ASSIGNEE, SELLER shall arrange for a mutually acceptable independent inspector to verify the quality and quantity of the crude oil delivered to BUYER, and shall cause said inspector to provide promptly to BUYER a copy (or copies, as requested by BUYER) of inspector’s report and all other documentation relating to the inspection. The costs of all inspections hereunder shall be shared equally by BUYER and SELLER.

7.2	BUYER shall ensure that each of BUYER’s nominated lightering vessels provide evidence that it has a current, valid Load Vessel Experience Factor/VEFL that is acceptable to the nominated Independent Inspector. If BUYER does not provide above evidence at the time of BUYER’s lighter vessel nomination to SELLER or SELLER’s nominated affiliate, SELLER may not accept BUYER’s vessel for [REDACTED] delivery. A Discharge Vessel Experience Factor/VEFD of BUYER’s vessel shall not be acceptable as a substitute for lack of a valid VEFL. Also, an arbitrary Vessel Experience Factor/VEF of one (1.0000) is not to be applied as a substitute when a VEFL is not available. If a BUYER’s vessel does not have a valid VEFL, as determined by the Independent Inspector, the net quantity of crude oil delivered for title transfer and used by SELLER for the purpose of invoicing will be based on SELLER’s vessel measurements and sample analysis.

7.3	Measurement of the net quantity of crude oil delivered for title transfer and used by SELLER for the purpose of invoicing and for BUYER’s payment shall be the net quantity received into BUYER’s vessel taking into account adjustment for the Load Vessel Experience Factor/VEFL (as calculated in accordance with API MPMS Chapter 17.1 or its approved successor Standard), in accordance with the following:

7.3.1

The total quantity received into BUYER’s vessel shall be the difference in BUYER’s vessel’s total cargo volume measured both immediately before (i.e. On Board Quantity “OBQ”) and immediately after transfer, taking into account any leakage to/from non-nominated tanks. The net quantity received shall be calculated by deducting from the total quantity as determined above, both free water and suspended sediment and water (S&W) transferred to BUYER’s vessel. Whenever possible, the water and sediment content of the crude oil shall be determined from S&W analysis of

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a representative sample taken from an inline portable sampler mounted on BUYER’s or SELLER’s vessel’s manifold as approved by the independent inspector. If such a sample is not possible, or if the independent inspector determines that the sampler did not perform in accordance with API MPMS Chapter 8.2, the free water deduction shall be based on the increase in BUYER’s vessel’s free water measured immediately before and after transfer and the S&W deduction shall be determined from an analysis made on volumetric composite samples taken from BUYER’s vessel’s tank(s) by the mutually acceptable independent inspector immediately before (if applicable) and after transfer.

7.3.2	The volumetric composite samples taken from BUYER’s vessel’s tank(s) are the prime custody transfer samples and will be sealed and placed by the Inspector on the lighter vessel under the custody of the Master against a signed receipt. These samples will be collected from BUYER’s lighter vessel at the scheduled port of discharge by the nominated independent inspector, who will then perform the required Custody Transfer analysis.

7.3.3	The BUYER shall ensure that its nominated lighter vessel receives and stores these Custody Transfer samples securely and appropriately, and to deliver them safely to the nominated independent inspector at the port of discharge.

7.3.4	In the event that:

a)	Any of the cargo measurements required to be made on the BUYER’s lighter vessel in order to accurately determine the net volume for title transfer purposes are not possible (including a lighter vessel NOT having a valid VEFL), or

b)	The independent inspector concludes that due to operational or physical complications any such measurements are not representative of the total quantity of crude oil delivered by SELLER and received into BUYER’s vessel, or

c)

The volumetric composite samples taken from BUYER’s vessel’s tank(s) and placed on the lighter vessel under the custody of the Master are not available or the integrity of these samples appears to have been compromised, such as if the original seal is broken or damaged, by the time of sample collection at the discharge port, then the total quantity received into BUYER’s vessel shall be based on the difference in SELLER’s vessel’s total cargo volume measured immediately before and after transfer into BUYER’s vessel, taking into account adjustment for the Load Vessel Experience Factor/VEFL (as calculated in accordance with API MPMS Chapter 17.1 or its approved successor Standard) and any

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adjustment for leakage to/from non-nominated tanks. Whenever possible, the water and sediment content of the crude oil shall be determined from S&W analysis of a representative sample taken from an inline portable sampler mounted on BUYER’s or SELLER’s vessel’s manifold as approved by the independent inspector. If such a sample is not possible, or if the independent inspector determines that the sampler did not perform in accordance with API MPMS Chapter 8.2, the free water deduction shall be based on the decrease in SELLER’s vessel’s free water measured immediately before and after transfer and the S&W deduction shall be determined from an analysis made on volumetric composite samples taken from SELLER’s vessel’s nominated tank(s) by the mutually acceptable independent inspector immediately before and after transfer.

7.3.5	If the volumetric composite samples taken from BUYER’s vessel’s tank(s) and which are not available for sample collection at the discharge port are subsequently located after commencement of lighter vessel discharge, testing of these samples will only be performed after a fully supported cargo claim is submitted by BUYER.

7.4	Provided that it is consistent with the terms and conditions of the delivery sites referenced herein, all total volumes determined hereunder shall be adjusted to 60 degrees F by applying API-IP Table 6A volume correction factors and S&W deductions used in determining Net Standard Volume shall be based on Water by Distillation (ASTM D- 4006) or Karl Fischer (ASTM D-4377 or D-4928) and Sediment by Extraction (ASTM D-473) as determined at the laboratory of the mutually agreed independent inspector.

7.5	NOTICE OF ANY CLAIM BY EITHER PARTY, EITHER AS TO SHORTAGE IN QUANTITY OR BASED ON THE CONTENTION THAT THE CRUDE OIL DELIVERED IS NOT THE USUAL QUALITY OF THAT GRADE BEING MADE AVAILABLE BY SELLER AT THE TIME OF LOADING OF THE CRUDE OIL AT SELLER’s LOADING PORT IN SAUDI ARABIA SHALL BE SUBMITTED TO THE OTHER PARTY, IN WRITING, WITH FULL SUPPORTING DOCUMENTATION, WITHIN NINETY (90) DAYS AFTER THE DELIVERY DATE. FAILURE TO COMPLY WITH THE REQUIREMENTS OF THIS SECTION SHALL BE DEEMED A WAIVER OF ANY SUCH CLAIM. WITH RESPECT TO ANY SUCH CLAIM FOR WHICH A PARTY GIVES NOTICE IN ACCORDANCE WITH THIS SECTION, THAT PARTY SHALL COMMENCE A PROCEEDING PURSUANT TO PARAGRAPH 11 WITHIN TWO (2) YEARS FROM THE DELIVERY DATE OR THE CLAIM SHALL BE FOREVER BARRED.

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7.6	All references to “BUYER” and “BUYER’s vessel” in this Paragraph 7, and all obligations, responsibilities and rights associated with measurement and inspection hereunder shall also apply to a “BUYER’s ASSIGNEE” and a “BUYER’s ASSIGNEE’s vessel,” where BUYER has made an assignment to an assignee.

8.	Laytime and Demurrage:

8.1	Upon or subsequent to SELLER’s vessel’s arrival at the location agreed by the parties for an [REDACTED] delivery, the Master or his agent shall tender to BUYER or BUYER’S ASSIGNEE or BUYER’S agent or representative notice in writing that the SELLER’s vessel is ready in all respects to discharge cargo for BUYER’S account (Notice of Readiness). If SELLER’s vessel is undergoing a Certificate of Compliance (COC) examination whilst the vessel is attempting to commence laytime then laytime shall not commence until the completion of the COC examination. In the event SELLER has only tendered one Notice of Readiness in connection with a multi-vessel lightering operation and BUYER’S or BUYER’s ASSIGNEE’s vessel is not the first lightering vessel, Notice of Readiness shall be deemed given by SELLER to BUYER at the time the last mooring line is let go between SELLER’s vessel and the immediately preceding lightering vessel prior to BUYER’S or BUYER’S ASSIGNEE’S lightering vessel. SELLER, at BUYER’S request, shall furnish supporting documentation of the event and time that any deemed Notice of Readiness is given. If SELLER’s vessel’s tender of such notice is within the two (2) day range determined pursuant to Paragraph 6.6, then laytime with respect to SELLER’s vessel shall commence upon the expiration of [REDACTED] after tender of Notice of Readiness, or upon all fast with BUYER’s or BUYER’s ASSIGNEE’s vessel, whichever first occurs. If the SELLER’s vessel tenders its Notice of Readiness before the first day of the aforesaid two (2) day range, then laytime with respect to SELLER’s vessel shall commence at [REDACTED] hours local time on the first day of said range or upon all fast with BUYER’s or BUYER’s ASSIGNEE’S vessel, whichever first occurs. If the SELLER’s vessel tenders its Notice of Readiness after the last day of the aforesaid two (2) day range, laytime with respect to SELLER’s vessel shall commence [REDACTED] BUYER’S or BUYER’S ASSIGNEE’S vessel. Laytime shall end after completion of discharge when the hoses have been disconnected from SELLER’s vessel.

8.2

Laytime with respect to SELLER’s vessel shall be allowed at the rate of [REDACTED] hours per [REDACTED] net barrels lightered or pro rata thereof for volumes greater or less than [REDACTED] net barrels. Following the consumption of the allowed laytime, BUYER or BUYER’S ASSIGNEE shall, subject to the provisions of the following sentences, pay demurrage to SELLER in accordance with Paragraphs 8.5 and 8.6. Any time consumed due to the following shall not count as used laytime or as time on demurrage for SELLER’s vessel: (i) SELLER’s vessel’s condition, including breakdown or inability of vessel’s facilities to discharge cargo within the time allowed; (ii) if applicable, failure of SELLER’s vessel to have the required certificate of financial responsibility, or failure of SELLER’s vessel to be in

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compliance with applicable laws and regulations; (iii) prohibition or restriction of discharging at any time by the SELLER or owner or operator of the vessel or any authority having jurisdiction; (iv) taking on ballast water or discharging slops or bunkering, if not concurrent with discharge of crude oil; (v) if the United States Coast Guard requires the vessel to undergo COC examination anytime after commencement of laytime; (vi) any other reason or cause for which the SELLER, SELLER’s vessel, owner or operator of the vessel, or her Master, officers, or crew is responsible. Any demurrage that is incurred after the consumption of (allowed) laytime caused by strike, lockout, stoppage, or restraint of labor of the Master, officers, or crew of BUYER’s or BUYER’s ASSIGNEE’s vessel or tugboats, or pilots, and any laytime or demurrage incurred caused by weather, sea, swells or wind conditions which prevent BUYER’s or BUYER’s ASSIGNEE’s vessel from coming alongside SELLER’s vessel to commence lightering or which interrupt any discharge operations, shall be reduced by [REDACTED].

8.3	Upon BUYER’s or BUYER’s ASSIGNEE’s vessel’s arrival at the lightering point, the Master or his agent shall tender to SELLER or SELLER’s agent or representative notice in writing that BUYER’s or BUYER’s ASSIGNEE’s vessel is ready in all respects to load cargo, berth or no berth (Notice of Readiness). If BUYER’s vessel is undergoing a Certificate of Compliance (COC) examination whilst the vessel is attempting to commence laytime then laytime shall not commence until the completion of the COC examination. If BUYER’s or BUYER’s ASSIGNEE’s vessel’s tender of such notice is within the two (2) day range determined pursuant to Paragraph 6.6, then laytime with respect to BUYER’s or BUYER’s ASSIGNEE’s vessel shall commence upon the expiration of [REDACTED] after tender of Notice of Readiness, or upon all fast with SELLER’s vessel whichever first occurs. If the BUYER’s or BUYER’s ASSIGNEE’s vessel tenders its Notice of Readiness before the first day of the aforesaid two (2) day range, then laytime with respect to BUYER’s or BUYER’s ASSIGNEE’s vessel shall commence at [REDACTED] hours local time on the first day of said range, or upon all fast with SELLER’s vessel, whichever first occurs. If the BUYER’s or BUYER’s ASSIGNEE’s vessel tenders its Notice of Readiness after the last day of the aforesaid two (2) day range, laytime with respect to BUYER’s or BUYER’s ASSIGNEE’s vessel shall commence [REDACTED] SELLER’s vessel. Laytime shall end after completion of loading when the hoses have been disconnected from BUYER’s or BUYER’s ASSIGNEE’s vessel.

8.4

Laytime with respect to BUYER’s or BUYER’s ASSIGNEE’s vessel shall be allowed at the rate of [REDACTED] hours per [REDACTED] net barrels of crude oil lightered and pro rata thereof for volumes greater or less than [REDACTED] net barrels. Following the consumption of the allowed laytime, SELLER shall, subject to the provisions of the following sentences, pay demurrage to BUYER in accordance with Paragraphs 8.5 and 8.6. Any time consumed due to the following shall not count as laytime or as time on demurrage for BUYER’s or BUYER’s ASSIGNEE’s vessel: (i) BUYER’s or BUYER’s ASSIGNEE’s vessel’s condition, including breakdown or inability of vessel’s facilities to accept cargo within the time allowed; (ii) if applicable, failure of BUYER’s or BUYER’s ASSIGNEE’s vessel to have the required certificate of financial responsibility, or failure of BUYER’s or BUYER’s

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ASSIGNEE’s vessel to be in compliance with applicable laws and regulations; (iii) prohibition or restriction of the acceptance of the crude oil at any time by the BUYER or owner or operator of BUYER’s or BUYER’s ASSIGNEE’s vessel or any authority having jurisdiction; (iv) discharging ballast water or slops or bunkering, if not concurrent with loading of crude oil; (v) if the United States Coast Guard requires the vessel to undergo COC examination anytime after commencement of laytime; (vi) awaiting Customs and Immigration Clearance and pratique, if applicable; and (vii) any other reason or cause for which the BUYER, BUYER’s or BUYER’s ASSIGNEE’s vessel, owner or operator of the vessel, or her Master, officers, or crew is responsible. Any demurrage that is incurred after the consumption of (allowed) laytime caused by strike, lockout, stoppage, or restraint of labor of the Master, officers, or crew of SELLER’s vessel or tugboats, or pilots, and any laytime or demurrage caused by weather, sea, swells or wind conditions which prevent BUYER’s or BUYER’s ASSIGNEE’s vessel from coming alongside SELLER’s vessel to commence lightering or berthing or which interrupt any loading operations, shall be reduced by [REDACTED].

8.5	For all hours or parts thereof which elapse in excess of the allowed laytime provided in Paragraph 8.2 or 8.4, demurrage shall be paid in U.S. dollars by BUYER to SELLER or by SELLER to BUYER, as the case may be, at the applicable vessel’s voyage charter demurrage rate, or, in all other cases, at the corresponding WORLDSCALE base demurrage rate for the total deadweight of the applicable vessel multiplied by the prevailing single voyage charter rate applicable on the date of loading (the original Bill of Lading date) for SELLER’s vessel and the date of commencement of laytime for BUYER’s or BUYER’s ASSIGNEE’s vessel. As used herein, the prevailing single voyage charter rate for the applicable vessel shall be the single voyage charter component of AFRA as published by the London Tanker Brokers’ Panel for the appropriate size range for the total deadweight of the vessel.

8.6	Any demurrage payable by one party to the other party shall be subject to the following provisions: (i) except as provided in Paragraph 8.2 or 8.4, no demurrage shall be payable in the event either party is prevented from or delayed in delivering or receiving all or any part of the crude oil to be sold hereunder for reasons which fall within the provisions of Paragraph 13.6, and (ii) maximum demurrage payable by one party shall not exceed the demurrage expenses actually incurred by the other party.

8.7	NOTICE OF ANY DEMURRAGE CLAIM BY ONE PARTY SHALL BE SUBMITTED TO THE OTHER PARTY, IN WRITING, WITH FULL SUPPORTING DOCUMENTATION, WITHIN ONE HUNDRED TWENTY (120) DAYS FROM THE DELIVERY DATE. A PARTY’S FAILURE TO COMPLY WITH THE REQUIREMENTS OF THIS PARAGRAPH SHALL BE DEEMED A WAIVER BY SUCH PARTY OF ANY SUCH DEMURRAGE CLAIM. WITH RESPECT TO ANY SUCH DEMURRAGE CLAIM FOR WHICH NOTICE IS GIVEN IN ACCORDANCE WITH THIS PARAGRAPH, THE CLAIMING PARTY SHALL COMMENCE A PROCEEDING PURSUANT TO PARAGRAPH 11 WITHIN TWO (2) YEARS FROM THE DELIVERY DATE OR ANY SUCH DEMURRAGE CLAIM SHALL BE FOREVER BARRED.

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9.	Title and Risk of Loss:

Title to and risk of loss of all crude oil sold hereunder shall pass to BUYER when the crude oil passes the discharge flange of the permanent cargo manifold of the SELLER’s vessel which connects to the lightering vessel’s hose.

10.	Termination for Cause:

SELLER or BUYER shall have the right to terminate this Agreement upon written notice to the other party in the event of a material breach (including without limitation anticipatory breach) by the other party of any of its terms, but without prejudice to the rights of either party theretofore accrued with respect to this Agreement (including without limitation the right of either party to damages arising from such breach or prior breaches hereof)- Material breach by BUYER shall include, without limitation, BUYER’s failure to lift and buy crude oil as required in Paragraph 3 hereof or BUYER’s failure to comply with any of the Payment provisions of Paragraph 5. The delay or failure on the part of either party hereto to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect. All rights and remedies are cumulative.

11.	Disputes:

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or termination or invalidity thereof, which is not settled by agreement between the parties shall be finally settled in accordance with the Arbitration Regulations and the Rules for Implementation of the Arbitration Regulations for the Kingdom of Saudi Arabia, together with any amendments thereto which may be issued from time to time, by three neutral and impartial arbitrators, one to be appointed by each party and the third to be appointed by the two so chosen. The arbitrators shall base their award only upon the evidence presented to them, the terms of this Agreement and the laws of Saudi Arabia. This arbitration provision shall be specifically enforceable by either party under the Regulations, and the arbitrators’ award shall be final and binding on the parties.

12.	Destination:

The country of destination of the crude oil delivered hereunder shall be free subject to the export laws and regulations of the Kingdom of Saudi Arabia. The country of destination of crude oil delivered hereunder shall be confirmed and attested to by BUYER to SELLER not later than one hundred and twenty days (120) days after BUYER’s payment for each cargo of [REDACTED] delivery.

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13.	Other Terms:

13.1	This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Agreement; however, neither party may assign or transfer this Agreement, either in whole or in part, without first obtaining the written consent of the other, which shall not be unreasonably withheld.

13.2	In no event shall either party be liable in connection herewith or with respect to operations related hereto, whether in tort, contract or otherwise, for special, indirect or consequential damages.

13.3	Except as otherwise required to implement this Agreement, BUYER and BUYER’s ASSIGNEE undertake to treat the contents of this Agreement as strictly confidential. For violation of this undertaking by BUYER or BUYER’s ASSIGNEE, SELLER shall have the right to immediately cancel this Agreement, without any liability as a result of such cancellation, upon giving notice to BUYER.

13.4	This Agreement, and any amendments hereto, consisting of this signed document, any attachments hereto and other documents referred to herein, is intended by the parties as a final expression of their agreement and is intended also as a complete and exclusive statement of the terms of their agreement. Notwithstanding the preceding, this Agreement shall replace the Crude Oil Sales Agreement between the Parties effective January 1, 2011, as amended from time to time (hereinafter the “Other Agreement”), where such Other Agreement shall be terminated effective August 31, 2012; provided however that said termination shall not affect the parties rights and obligation with respect to any cargo of crude oil delivery of which shall have been completed prior to this Agreement’s effective date.

13.5	Subject to Paragraph 11, the laws and regulations of the Government of the Kingdom of Saudi Arabia shall govern the interpretation and performance of this Agreement and any further agreements that may result from it.

13.6	Each party shall be relieved from the performance of any obligation, other than the obligation to make payments for amounts due hereunder, during the time and to the extent performance of such obligation is prevented or restricted as a result of a force majeure event. The term “force majeure” as used in this Agreement shall mean any act, event, cause or occurrence rendering a party unable to perform its obligations which is not within the reasonable control of such party. BUYER and SELLER specifically agree that SELLER’s inability to perform all, or any part, of this Agreement due to Government action or directive shall constitute a force majeure event; however, the term force majeure shall not apply to those events which merely make it more difficult or costly for SELLER or BUYER to perform its obligations hereunder. BUYER and SELLER further agree that at the conclusion of any force majeure event, neither BUYER nor SELLER shall have any obligation to each other with respect to any quantities of crude oil not delivered as a consequence of such force majeure event. No condition of force majeure shall operate to extend the term of this Agreement.

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13.7	If at any time SELLER determines that reasonable grounds for insecurity have arisen with respect to BUYER’s performance of any of BUYER’s obligations under this Agreement, SELLER may demand adequate assurance of due performance by BUYER, and until SELLER receives such assurance SELLER may suspend its performance of obligations under this Agreement. BUYER’s failure to provide within a reasonable time not exceeding ten (10) days such assurance of due performance as is adequate under the circumstances will constitute a material breach of this Agreement.

13.8	The parties hereto contemplate that all the crude oil purchased under this Agreement shall be processed by BUYER and accordingly, the parties contemplate that the BUYER will not resell the crude oil purchased under this Agreement in its original form or blend it with other crude oils for purpose of resale.

13.9	Compliance with ISPS CODE:

13.9.1	SELLER and BUYER or BUYER’s ASSIGNEE shall comply with the International Code for the Security of Ships and Port Facilities and relevant amendments to Chapter XI of the International Convention for the Safety of Life at Sea, 1974 (SOLAS), hereinafter (ISPS Code), in accordance with Form-II, dated (08/15/05), of this Agreement which shall govern the parties’ rights and obligations with respect to such compliance.

13.9.2	In the event of any conflict between this Agreement and the terms and conditions listed in Form-II, the terms and conditions of Form-II shall prevail.

* * * * * * * *

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IN WITNESS of this Agreement, the parties have caused it to be signed on the dates shown below in two copies each of which shall serve as a duplicate original.

For and on behalf of BUYER:	For and on behalf of SELLER:
REPRESENTED BY:	REPRESENTED BY:

(Name)	Mohammed H. Khazindar
(Title)	Manager, Crude Oil Sales and Marketing Department

Date:	Date

Witness:	Witness:

Date:	Date

For and on behalf of BUYER’s ASSIGNEE:
REPRESENTED BY:

(Name)

(Title)

Date:

Witness:

Date:

FORM II

Ship-to-Ship (STS)

CRUDE OIL SALES AGREEMENT [REDACTED]

ISPS CODE TERMS AND CONDITIONS

SELLER and BUYER shall comply with the requirements of the International Code for the Security of Ships and Port Facilities and relevant amendments to Chapter XI of the International Convention for the Safety of Life at Sea, 1974 (SOLAS), hereinafter (ISPS Code).

The following terms and conditions shall govern the rights and obligations of the parties in respect of such compliance:

(A) (i)	With effect from July 1, 2004, the date of coming into force of the ISPS Code, BUYER warrants that any vessel nominated to load at any of the “Delivery Locations” listed in Paragraph 6 of the Agreement shall be in full compliance with the requirements of the ISPS Code; that such vessel has a valid International Ship Security Certificate (ISSC), or a valid Interim ISSC or Interim Certificate of Compliance issued by the Flag State of the vessel; and that a copy of the relevant ISSC or other documentation is available at the time of the Vessel’s arrival and available to SELLER’s representatives upon request. BUYER shall also provide SELLER with full style contact details of the Company Security Officer (as defined in the ISPS Code) (CSO), and the Ship Security Officer (SSO) in accordance with SELLER’s notice of arrival documentation requirements.

(ii)	Except as otherwise expressly provided in the Agreement, any loss, damage, expense, or delay suffered by BUYER’s vessel due to the failure of BUYER’s vessel, or the “Company” (as that term is defined in the ISPS Code), or the BUYER to comply or ensure compliance by the vessel with the requirements of the ISPS Code shall be solely for BUYER’s account.

(B) (i)	With effect from July 1, 2004, the date of coming into force of the ISPS Code, SELLER warrants that any vessel nominated to discharge at any of the “Delivery Locations” listed in Paragraph 6 of the Agreement shall be in full compliance with the requirements of the ISPS Code; that such vessel has a valid International Ship Security Certificate (ISSC), or a valid Interim ISSC or Interim Certificate of Compliance issued by the Flag State of the vessel; and that a copy of the relevant ISSC or other documentation is available at the time of the vessel’s arrival and available to BUYER’s representatives upon request. SELLER shall also provide BUYER with full style contact details of the Company Security Officer (as defined in the ISPS Code) (CSO), and the Ship Security Officer (SSO) in accordance with SELLER’s notice of arrival documentation requirements.

(ii)	Except as otherwise expressly provided in the Agreement, any loss, damage, expense, or delay suffered by SELLER’s vessel due to the failure of SELLER’s vessel, or the “Company” (as that term is defined in the ISPS Code), or the SELLER to comply or ensure compliance by the vessel with the requirements of the ISPS Code shall be solely for SELLER’s account.

(C)	In addition to the foregoing documentation requirement for vessels arriving at any of the “Delivery Locations” listed in Paragraph 6 of the Agreement, the United States Coast Guard has reserved the right to ensure that ISPS Code requirements have been fully implemented on all of SELLER’s and BUYER’s vessels entering US waters and to deny entry to any vessel not found to be in full compliance.

(D)	Except as otherwise provided in the Agreement, the costs incurred by either party (BUYER or SELLER) for any delay to its respective vessel that is caused by the failure of the other party’s vessel to comply with the requirements of the ISPS Code, excluding any consequential loss, shall be for the account of such other non-conforming party. Any such delay shall be compensated at the applicable demurrage rate and such compensation shall constitute the sole remedy for the party affected by such delays under the Agreement or other applicable laws.

(E)	Provided that the delay is not caused by the failure of BUYER or its loading vessel, SELLER or its discharging vessel, or the “Company” of either party (as that term is defined in the ISPS Code), to comply or ensure compliance with the ISPS Code, and that the measures imposed by the United States Coast Guard or relevant Government authorities apply to all vessels in USA waters and not solely to the BUYER’s or SELLER’s vessel, the following shall apply:

(i)	Notwithstanding anything to the contrary provided in the Agreement, BUYER’s and SELLER’s vessel shall be entitled to tender Notice of Readiness even if not cleared due to applicable security regulations or security measures imposed by the United States Coast Guard or relevant Government authorities under the ISPS Code.

(ii)	Any delay resulting from measures imposed by the United States Coast Guard or by any relevant Government authority under the ISPS Code shall not count as laytime or time on demurrage if BUYER’s or SELLER’s vessel is on laytime or demurrage. Neither BUYER nor SELLER shall be liable to the other if the delay occurs before laytime has started, or after laytime or time on demurrage has ceased to count.

(F)

Notwithstanding anything else to the contrary provided in the Agreement, any additional costs or expenses whatsoever arising solely out of or related to security regulations or security measures required by the United States Coast Guard or any relevant Government authority in accordance with the ISPS Code, including, but not limited to, security guards, launch services, tug escorts, taxes and inspections shall be shared equally between BUYER and SELLER, unless such costs or expenses result solely from the failure of the BUYER, SELLER, the “Company” of either party (as that term is defined in the ISPS Code), BUYER’s vessel, or SELLER’s vessel to comply or ensure compliance with the requirements of the ISPS Code or other negligent acts,. All measures required by either party to comply or to ensure compliance with the Ship Security Plan of that party’s vessel shall be solely for such party’s account.

END OF FORM II

FORM L (02/18/08) Crude Oil

PROFORMA LETTER OF CREDIT AND CONFIRMATION

I.	Instructions

BUYER shall obtain an Irrevocable Standby Letter of Credit issued, or confirmed, by a bank acceptable to SELLER. BUYER shall obtain SELLER’s approval of BUYER’s proposed issuing bank or confirming bank prior to opening the credit. The Letter of Credit must be in strict accordance with the following pro forma Letter of Credit, and if the credit is confirmed the confirmation must be in strict accordance with the following proforma confirmation. Except as SELLER may instruct BUYER otherwise in writing, the Letter of Credit and any confirmation thereof must not expire sooner than fifteen (15) days after the final payment due date(s) for any cargo(s) for which the credit is applicable.

BUYER may establish a Letter of Credit for each individual cargo to be purchased from SELLER or, at BUYER’s discretion, BUYER may establish a Letter of Credit in an amount and with an expiry date to cover multiple cargoes according to the criteria established below. In either case, the amount of the Letter of Credit must be no less than one hundred ten percent (110%) of the estimated value of the crude oil to be purchased from SELLER during the term of the Letter of Credit based upon the grades, prices, differentials, and volumes specified in the Crude Oil Sales Agreement.

A Letter of Credit not requiring confirmation is to be sent directly and authentically (by either tested telex or swift) from the issuing bank to:

JPMorgan Chase Bank N.A., London, c/o Global Trade Solutions,

1 Chaseside, Bournemouth, Dorset BH7 7DA, United Kingdom,

[REDACTED]

SWIFT Code [REDACTED], with the preceding attention.

JPMorgan Chase Bank N.A.will then advise SELLER of the opening of the credit electronically via the bank’s web site . A Letter of Credit which requires confirmation should be sent by the issuing bank to the confirming bank, and the confirming bank should send the credit, together with its confirmation, directly and authentically (by either tested telex or swift) to JPMorgan Chase Bank N.A., at the above address. However, if a bank in Saudi Arabia issues or confirms the Letter of Credit then such a Saudi bank or one of its local Saudi branches shall advise SELLER directly and authentically (by either tested telex or electronically) without going through JPMorgan Chase Bank N.A. SELLER will then advise BUYER of SELLER’s acceptance or non-acceptance of the Letter of Credit, and the confirmation if any, promptly following receipt thereof.

FORM L (02/18/08)	Page 1

II.	Text of Proforma Letter of Credit:

(Name	and Address of Issuing Bank)

Date:	,200

Addressee:	Saudi Arabian Oil Company (Saudi Aramco) Box 5000 Dhahran, Saudi Arabia

Gentlemen:

At the request and on behalf of (name and address of BUYER) (“BUYER”), we (name and address of issuing bank) hereby establish our Irrevocable Standby Letter of Credit No. (number) dated (date) in your favor for an amount not to exceed in the aggregate U.S. Dollars (amount in words and figures), plus interest as provided herein, effective immediately and expiring with the close of business at the Place of Presentation (as defined below) on (    date    ).

Funds under this Letter of Credit are available to you against your draft(s) drawn at sight on us, mentioning thereon our Letter of Credit No. (number), accompanied by your written drawing certification in the form attached hereto as Annex 1 and made a part hereof.

The amount which may be drawn by you under this Letter of Credit shall be automatically reduced by the amount of any drawing hereunder. Partial drawings are permitted.

We hereby engage with you that all drafts drawn on us and presented under and in compliance with the terms of this Letter of Credit will be duly honored by us if presented together with your written drawing certification as provided above on or before expiry (1) at our office at (Issuing bank location where presentation may be made) or (2) at the office designated in the advice of confirmation of any bank that has confirmed this Letter of Credit (either of which is referred to herein as the “Place of Presentation”). Upon our receipt of a demand for payment made by you hereunder at least three (3) business days prior to the date payment hereunder is expected, payment shall be made to you of the amount demanded in immediately available funds not later than 10:00 am local time at the Place of Presentation on the day for which payment is demanded. The term “business day” shall mean a day on which banks are open for business in the city in which the Place of Presentation is located. We further engage with you that payments made against your draft(s) will include interest from the date upon which BUYER’s payment was due through the date of payment of your draft(s) at a rate equal to one percent (1%) above the one (1) month British Bankers Assoc. London Interbank offered rate (LIBOR), for U.S. Dollar deposits as shown on Reuters screen, reference page “LIBOR01” fixed at 11:00 a.m. London time, on the first banking day of the month in which payment was due.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credit (2007 Revision, International Chamber of Commerce Publication No.600).

(Name of Issuing Bank)
By:

(Authorized Signature)
Title:

NOTE: The issuing bank shall insert information called for in blank spaces and between parentheses prior to its issuance of the Letter of Credit.

FORM L (02/18/08)	Page 2

Annex 1

DRAWING CERTIFICATION

Date:	, 200

(Name and Address of Issuing Bank)

Addressee:	Saudi Arabian Oil Company (Saudi Aramco) Box 5000 Dhahran, Saudi Arabia

Re:	Letter of Credit No ( )

Gentlemen:

Please be advised that we are hereby drawing under the above referenced Letter of Credit and that:

1.	(BUYER’s name and address) (“BUYER”) owes us as of the date hereof U.S. Dollars (amount in words and figures) in connection with our sale of Arabian Crude Oil to BUYER pursuant to a Crude Oil Sales Agreement effective as of (date).

2.	We have requested payment from BUYER per the attached photocopy, facsimile or telex copy of the invoice in the amount of U.S. Dollars (amount in words and figures) and as of the date hereof BUYER has failed to pay us such amount.

3.	This drawing is in the amount of U.S. Dollars (amount in words and figures) which is not in excess of the amount for which payment has been requested as set forth in paragraph 2. hereof, plus interest from (date BUYER’s payment was due) through the date of your payment hereunder. Payment of the amount demanded hereunder, including interest, is requested to be made not later than 10:00 am local time at your (location corresponding to the above address) office within three (3) business days after the date of your receipt of this request.

Very truly yours,

SAUDI ARABIAN OIL COMPANY

By:

Title:

NOTE:	The Saudi Arabian Oil Company will insert information called for in blank spaces and between parentheses prior to presentation of the foregoing Drawing Certification.

FORM L (02/18/08)	Page 3

III.	Text of Proforma Confirmation:

(Name and Address of Issuing Bank)

Date:	, 200
Addressee:	Saudi Arabian Oil Company (Saudi Aramco), Box 5000, Dhahran, Saudi Arabia

Gentlemen:

At the request and on behalf of (name and address of Issuing Bank) (“Issuer”), we (name and addressee of confirming bank) hereby confirm Issuer’s Irrevocable Standby Letter of Credit No. (number) dated (date) (“Letter of Credit”) in your favor for an amount not to exceed in the aggregate U.S. Dollars (amount in words and figures), plus interest as provided therein, expiring with the close of business at the Place of Presentation (as defined therein) on (date).

We hereby agree to pay all drafts drawn under and in compliance with the terms of the Letter of Credit if presented to us together with your written drawing certification as provided in the Letter of Credit at (name and location of confirming bank place of presentation) on or before expiry. For purposes of this confirmation and the Letter of Credit, such address shall be deemed a “Place of Presentation” (as such term is so defined in the Letter of Credit). We further agree to perform all of the payment and performance obligations of the Issuer under the Letter of Credit all on the terms and provisions set forth in such Letter of Credit and irrespective of the solvency of the Issuer.

Upon our receipt of a demand for payment made by you hereunder at least three (3) business days prior to the date payment hereunder is expected, payment shall be made to you of the amount demanded in immediately available funds no later than 10:00 am local time at our above-mentioned office on the day for which payment is demanded. The term “business day” shall mean a day on which banks are open for business in the city in which our above-mentioned office is located. We further engage with you that payments made against your draft(s) will include interest from the date upon which payment from the BUYER (as defined in Issuer’s Letter of Credit) was due through the date of payment of your draft(s) at a rate equal to one percent (1%) above the one (1) month British Bankers Association London Interbank offered rate (LIBOR), for U.S. Dollar deposits as shown on Reuters screen, reference page “LIBOR01” fixed at 11:00 a.m. London time, on the first banking day of the month in which payment was due.

This confirmation is subject to the Uniform Customs and Practice For Documentary Credits (2007 Revision, International Chamber of Commerce Publication No.600).

(Name of Confirming Bank)

By:
(Authorized Signature)

Title:

NOTE:	The confirming bank shall insert information called for in blank spaces and between prior to its issuance of the confirmation.

FORM L (02/18/08)	Page 4